Exhibit 32.1

CERTIFICATION OF AMENDED PERIODIC REPORT I, Robert Waters, President and Chief Executive Officer of Avalon Gold Corporation, a Nevada Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Amended Quarterly Report on Form 10-QSB of the Company for the quarterly period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 19, 2004

/s/ Robert Waters
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Robert Waters
President and Chief Executive Officer